Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Kevin Jones	Julie Craven
(507) 437-5248	(507) 437-5345
kcjones@hormel.com	media@hormel.com

HORMEL FOODS REPORTS STRONG SECOND QUARTER RESULTS

AUSTIN, Minn. (May 25, 2011) — Hormel Foods Corporation (NYSE: HRL) today reported its performance for the fiscal year 2011 second quarter.

All comparisons are to the second quarter or first half of fiscal 2010. All per share results reported here have been adjusted to give effect to the two-for-one stock split, which was effective February 1, 2011.

HIGHLIGHTS

Second Quarter

•                  Diluted EPS of $.40, up 18 percent from diluted adjusted1 EPS of $.34

•                  Adjusted earnings in 2010 exclude the one-time charges amounting to $0.05 per diluted share that were incurred, relating to the Valley Fresh plant closing and the tax impact of the new health care laws

•                  Segment operating profit up 18 percent compared to adjusted1 operating profit a year ago

•                  Dollar sales of $2 billion, up 15 percent

•                  Volume up 7 percent

•                  Refrigerated Foods operating profit up 27 percent; volume up 4 percent; dollar sales up 16 percent

•                  Jennie-O Turkey Store operating profit up 45 percent; volume up 17 percent; dollar sales up 25 percent

•                  Grocery Products operating profit down 9 percent compared to adjusted1 operating profit a year ago; volume up 2 percent; dollar sales up 1 percent

•                  Specialty Foods operating profit down 11 percent; volume up 6 percent; dollar sales up 4 percent

•                  All Other operating profit up 104 percent; volume up 24 percent; dollar sales up 45 percent

The company reported fiscal 2011 second quarter net earnings of $109.6 million, up 20 percent from adjusted1 net earnings of $91.3 million a year earlier. For the six months ended May 1, 2011, net earnings were $258.4 million, up 28 percent from adjusted1 net earnings of $202.5 million the same period last year.  Diluted net earnings per share for the six months ended May 1, 2011 were $.95, up 27 percent from diluted adjusted1 net earnings per share of $.75 last year.

On a U.S. GAAP basis, the company’s fiscal 2011 second quarter net earnings of $109.6 million were up 41 percent from net earnings of $77.9 million a year earlier. Diluted U.S. GAAP earnings per share for the quarter were $.40 this year, up 38 percent compared to $.29 per share last year.  U.S. GAAP segment operating profit for the quarter was $183.6 million, up 25 percent from a year ago. Grocery Products U.S. GAAP segment operating profit for the quarter was $39 million, up 18 percent from a year ago. For the six months ended May 1, 2011, U.S. GAAP net earnings were $258.4 million or $.95 per diluted share (up 37 percent and 36 percent, respectively) compared to U.S. GAAP net earnings of $189.1 million or $.70 per diluted share from the same period last year.

1See explanation regarding adjusted earnings with tables on page 4 of this release.

Sales for the quarter were $2 billion, up 15 percent from fiscal 2010. For the six months ended May 1, 2011, sales totaled $3.9 billion, up 13 percent from the same period last year.

COMMENTARY

“We are pleased to report double-digit growth in both earnings and sales for the quarter. Earnings growth was led by our Refrigerated Foods and Jennie-O Turkey Store segments, both of which had a strong quarter. We are also gratified to attain sales growth in all five of our segments,” said Jeffrey M. Ettinger, chairman of the board, president and chief executive officer.

“Our Refrigerated Foods segment generated excellent results, benefitting from strong pork operating margins, and our Jennie-O Turkey Store segment delivered another outstanding quarter, aided by stronger commodity meat prices and improved efficiencies. Our international business in our All Other segment also achieved impressive results, driven by strong export sales. Both our Grocery Products and Specialty Foods segments were pressured by higher commodity costs during the quarter,” remarked Ettinger.

SEGMENT OPERATING HIGHLIGHTS — SECOND QUARTER

Grocery Products (13% of Net Sales, 21% of Total Segment Operating Profit)

The Grocery Products segment operating profit declined 9 percent from adjusted1 segment operating profit a year ago, due to higher input costs.  Net sales exceeded last year by 1 percent. Strong results from our core products, such as the SPAM® family of products, Hormel® bacon toppings, Hormel® Mary Kitchen® hash and Dinty Moore® stew offset soft sales of our microwave products and imported canned meats. The MegaMex Foods business continued to grow sales.

Refrigerated Foods (53% of Net Sales, 38% of Total Segment Operating Profit)

The Refrigerated Foods segment exceeded last year’s profitability by 27 percent, due primarily to higher pork operating margins.  Net sales for the quarter increased 16 percent, with strong contributions from products such as Hormel® party trays, Hormel® Natural Choice® deli meats and Hormel® Cure 81® premium hams.  Positive contributions from the new Hormel® Country Crock® business were also reflected in the results.

Jennie-O Turkey Store (19% of Net Sales, 26% of Total Segment Operating Profit)

Jennie-O Turkey Store had another excellent quarter, with segment operating profit up 45 percent from a year ago. Stronger commodity meat markets and improved efficiencies contributed to the good results. Net sales for the quarter rose 25 percent, and sales of our value-added products rose in all three trade channels.

Specialty Foods (10% of Net Sales, 10% of Total Segment Operating Profit)

The Specialty Foods segment operating profit declined 11 percent, due to higher raw material costs.  Net sales grew 4 percent, as higher sales of private label canned meats, sugar and blended items offset softer nutritional jar sales.

1See explanation regarding adjusted earnings with tables on page 4 of this release.

All Other (5% of Net Sales, 5% of Total Segment Operating Profit)

The All Other segment, which consists primarily of Hormel Foods International, grew segment profit 104 percent, and grew net sales by 45 percent, driven mostly by stronger exports of fresh pork and the SPAM® family of products.

General Corporate Expense

General corporate expenses were higher than last year due primarily to higher pension and insurance costs.

OUTLOOK

“Given our strong results in the second quarter, we are raising our full year guidance range to $1.67 to $1.73 per share from $1.62 to $1.68 per share. We anticipate seeing higher input costs during the remainder of the year, and our team will continue to drive efficiency gains and advance pricing to offset these higher costs. We believe our strong portfolio of brands and our balanced model will allow us to overcome those obstacles,” concluded Ettinger.

DIVIDENDS

Effective May 15, 2011, the Company paid its 331st consecutive quarterly dividend, at the annual rate of $.51.

CONFERENCE CALL

A conference call will be Webcast at 8:00 a.m. CT (9:00 a.m. ET) on Wednesday, May 25, 2011. Access is available at http://www.hormelfoods.com.  If you do not have Internet access and want to listen to the call over the phone, the dial in number is 877-941-2332 and you must provide the access code of 4434269. An audio replay is available by calling 800-406-7325 and entering access code 4434269. The audio replay will be available beginning at 10:30 a.m. CT on Wednesday, May 25, 2011, through 11:59 p.m. CT on Wednesday, June 8, 2011. The Webcast replay will be available at 10:30 a.m. CT, Wednesday, May 25, 2011, and archived for one year.

COMPARISON OF U.S. GAAP TO NON-GAAP FINANCIAL MEASUREMENTS

The non-GAAP adjusted financial measurements are provided to assist the investor in better understanding the Company’s operating performance by excluding the impact of certain non-recurring items affecting comparability.  Non-GAAP measurements are not intended to be a substitute for U.S. GAAP measurements in analyzing financial performance.  These non-GAAP measurements are not in accordance with any generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

ADJUSTED EARNINGS

Adjusted net earnings for 2010 (a non-GAAP financial measurement) exclude one-time charges of $6.3 million ($0.02 per diluted share) relating to the closure of the Valley Fresh plant and an income tax charge of $7.1 million ($0.03 per diluted share) primarily due to the change in tax treatment of Medicare Part D reimbursements by health care laws enacted in the prior year.  Adjusted segment operating profit and Grocery Products adjusted segment operating profit exclude the one-time charges relating to the Valley Fresh plant closing.  The tables below show the calculations to reconcile from adjusted earnings to U.S. GAAP earnings for 2010.

Second Quarter

	2011 U.S. GAAP Earnings	2010 Adjusted Earnings	Valley Fresh Plant Closure	Tax items primarily related to health care laws	2010 U.S. GAAP Earnings
Grocery Products	$39,048	$42,755	$(9,733)		$33,022
Refrigerated Foods	70,250	55,523			55,523
Jennie-O Turkey Store	46,703	32,169			32,169
Specialty Foods	19,164	21,508			21,508
All Other	8,444	4,133			4,133
Total segment operating profit	183,609	156,088	(9,733)		146,355
Net interest and investment expense (income)	5,215	5,151			5,151
General corporate expense	11,969	9,391			9,391
Earnings before income taxes	166,425	141,546	(9,733)		131,813
Income taxes	56,846	50,286	(3,455)	$7,120	53,951
Net earnings attributable to Hormel Foods Corporation	$109,579	$91,260	$(6,278)	$(7,120)	$77,862

Diluted net earnings per share	$0.40	$0.34	$(0.02)	$(0.03)	$0.29

Year to Date

	2011 U.S. GAAP Earnings	2010 Adjusted Earnings	Valley Fresh Plant Closure	Tax items primarily related to health care laws	2010 U.S. GAAP Earnings
Grocery Products	$87,610	$96,925	$(9,733)		$87,192
Refrigerated Foods	166,384	125,711			125,711
Jennie-O Turkey Store	120,528	65,436			65,436
Specialty Foods	36,442	41,138			41,138
All Other	18,437	11,855			11,855
Total segment operating profit	429,401	341,065	(9,733)		331,332
Net interest and investment expense (income)	11,353	11,269			11,269
General corporate expense	23,221	19,754			19,754
Earnings before income taxes	394,827	310,042	(9,733)		300,309
Income taxes	136,422	107,575	(3,455)	$7,120	111,240
Net earnings attributable to Hormel Foods Corporation	$258,405	$202,467	$(6,278)	$(7,120)	$189,069

Diluted net earnings per share	$0.95	$0.75	$(0.02)	$(0.03)	$0.70

About Hormel Foods

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best known and trusted in the food industry. The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring branded, value-added products to the global marketplace. The company is a member of the Standard & Poor’s 500 Index, Dow Jones Sustainability Indexes, Maplecroft Climate Innovation Indexes, Global 1000 Sustainable Performance Leaders and was named one of “The 100 Most Trustworthy Companies” by Forbes in 2010. The company enjoys a strong reputation among consumers, retail grocers, foodservice and industrial customers for products highly regarded for quality, taste, nutrition, convenience and value. For more information, visit http://www.hormelfoods.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding Forward-Looking Statements and Risk Factors that appear on pages 27-33 in the company’s Form 10-Q for the quarter ended January 30, 2011, which was filed with the SEC on March 11, 2011, and can be accessed at www.hormelfoods.com under “Investors-SEC Filings.”

“Country Crock” is a registered trademark of the Unilever Group of Companies and is used under license. All rights reserved.

Segment Data

Fiscal 2011 Second Quarter Segment Operating Results (dollars in thousands)

	SECOND QUARTER — 13 WEEKS ENDED
	May 1, 2011	April 25, 2010	% Change
NET SALES
Grocery Products	$260,273	$256,665	1.4
Refrigerated Foods	1,040,624	893,470	16.5
Jennie-O Turkey Store	365,953	292,551	25.1
Specialty Foods	205,001	196,934	4.1
All Other	87,190	60,162	44.9
Total	$1,959,041	$1,699,782	15.3

OPERATING PROFIT
Grocery Products	$39,048	$33,022	18.2
Refrigerated Foods	70,250	55,523	26.5
Jennie-O Turkey Store	46,703	32,169	45.2
Specialty Foods	19,164	21,508	(10.9)
All Other	8,444	4,133	104.3
Total segment operating profit	183,609	146,355	25.5
Net interest and investment expense (income)	5,215	5,151	1.2
General corporate expense	11,969	9,391	27.5
Noncontrolling interest	1,123	673	66.9
Earnings before income taxes	$167,548	$132,486	26.5

	YEAR TO DATE — 26 WEEKS ENDED
	May 1, 2011	April 25, 2010	% Change
NET SALES
Grocery Products	$537,172	$518,309	3.6
Refrigerated Foods	2,051,326	1,785,772	14.9
Jennie-O Turkey Store	730,470	612,502	19.3
Specialty Foods	396,346	383,876	3.2
All Other	165,285	126,770	30.4
Total	$3,880,599	$3,427,229	13.2

OPERATING PROFIT
Grocery Products	$87,610	$87,192	0.5
Refrigerated Foods	166,384	125,711	32.4
Jennie-O Turkey Store	120,528	65,436	84.2
Specialty Foods	36,442	41,138	(11.4)
All Other	18,437	11,855	55.5
Total segment operating profit	429,401	331,332	29.6
Net interest and investment expense (income)	11,353	11,269	0.7
General corporate expense	23,221	19,754	17.6
Noncontrolling interest	2,332	1,735	34.4
Earnings before income taxes	$397,159	$302,044	31.5

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	5-1-2011	4-25-2010*	5-1-2011	4-25-2010*

Net sales	$1,959,041	$1,699,782	$3,880,599	$3,427,229

Cost of products sold	1,632,814	1,419,315	3,180,367	2,828,375

GROSS PROFIT:	326,227	280,467	700,232	598,854

Selling, general and administrative	160,136	146,782	305,297	292,314

Equity in earnings of affiliates	6,672	3,952	13,577	6,773

OPERATING INCOME:	172,763	137,637	408,512	313,313

Other income & expenses:
Interest & investment income	1,972	1,423	2,413	1,866
Interest expense	(7,187)	(6,574)	(13,766)	(13,135)

EARNINGS BEFORE INCOME TAXES:	167,548	132,486	397,159	302,044

Provision for income taxes	56,846	53,951	136,422	111,240
(effective tax rate)	33.93%	40.72%	34.35%	36.83%

NET EARNINGS	110,702	78,535	260,737	190,804
Less: net earnings attributable to noncontrolling interest	1,123	673	2,332	1,735
NET EARNINGS ATTRIBUTABLE TO HORMEL FOODS CORPORATION	$109,579	$77,862	$258,405	$189,069

NET EARNINGS PER SHARE
Basic	$.41	$.29	$.97	$.71
Diluted	$.40	$.29	$.95	$.70

WEIGHTED AVG SHARES O/S
Basic	267,207	267,187	266,868	267,182
Diluted	272,847	271,157	272,293	270,941

DIVIDENDS DECLARED PER SHARE	$.1275	$.1050	$.2550	$.2100

* Shares and per share figures have been restated to give effect to the two-for-one stock split, which was effective February 1, 2011.

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	May 1, 2011	October 31, 2010
	(in thousands)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$913,704	$467,845
Short-term marketable securities	51,002	50,595
Accounts receivable	405,792	430,939
Inventories	810,388	793,771
Income taxes receivable	4,187	8,525
Deferred income taxes	71,438	70,703
Prepaid expenses	12,756	12,153
Other current assets	17,937	23,635

TOTAL CURRENT ASSETS	2,287,204	1,858,166

INTANGIBLES	767,310	770,545

OTHER ASSETS	491,382	503,104

PROPERTY, PLANT & EQUIPMENT, NET	905,521	922,103

TOTAL ASSETS	$4,451,417	$4,053,918

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

TOTAL CURRENT LIABILITIES	$1,005,936	$1,101,213

LONG-TERM DEBT — LESS CURRENT MATURITIES	250,000	0

OTHER LONG-TERM LIABILITIES	552,233	546,066

SHAREHOLDERS’ INVESTMENT	2,643,248	2,406,639

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$4,451,417	$4,053,918

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twenty-Six Weeks Ended
	5-1-2011	4-25-2010
	(in thousands)
OPERATING ACTIVITIES
Net earnings	$260,737	$190,804
Depreciation and amortization of intangibles	62,281	61,471
Increase in working capital	(35,822)	(78,935)
Other	(11,277)	5,998
NET CASH PROVIDED BY OPERATING ACTIVITIES	275,919	179,338

INVESTING ACTIVITIES
Net sale (purchase) of securities	5,000	(50,000)
Acquisitions of businesses/intangibles	(7,207)	(28,144)
Net purchases of property / equipment	(33,721)	(37,755)
Decrease (Increase) in investments, equity in affiliates, and other assets	3,465	(31,145)
NET CASH USED IN INVESTING ACTIVITIES	(32,463)	(147,044)

FINANCING ACTIVITIES
Proceeds from long-term debt, net	247,657	0
Dividends paid on common stock	(61,925)	(53,400)
Share repurchase	(34,718)	(29,826)
Other	51,389	20,861
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	202,403	(62,365)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	445,859	(30,071)
Cash and cash equivalents at beginning of year	467,845	385,252
CASH AND CASH EQUIVALENTS AT END OF QUARTER	$913,704	$355,181